Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Citi Basic Materials Symposium and

the Bank of America Merrill Lynch Industrials Conference

Clayton, MO, November 14, 2011 – Olin Corporation’s (NYSE: OLN) senior management will make investor presentations in New York City at the 2011 Citi Basic Materials Symposium on November 29, 2011 at 1:00 P.M. Eastern and at the Bank of America Merrill Lynch 2011 Industrials Conference on December 6, 2011 at 2:30 P.M. Eastern.  In addition, Olin’s senior management will be available for one-on-one meetings with investors during these conferences.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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